UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2019

COLONY CAPITAL, INC. (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37980	46-4591526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 282-8820
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2019, Colony Capital, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Blackwells Capital LLC (“Blackwells”). Pursuant to the Cooperation Agreement, the Company has agreed to appoint to the board of directors of the Company (the “Board”) Raymond C. Mikulich and Craig M. Hatkoff (the “Initial New Directors”) and to appoint one additional independent director whom the Company and Blackwells will mutually agree on (the “Additional New Director” and together with the Initial New Directors, the “New Directors”). Mr. Mikulich and Mr. Hatkoff were appointed to the Board, effective on February 11, 2019. Each of Blackwells and the Company will use its commercially reasonably efforts to mutually agree as soon as reasonably practicable on the person to serve as the Additional New Director and the Board will promptly appoint such Additional New Director to the Board. The Company also agreed that, subject to the conditions set forth therein, the Board will include the New Directors as nominees for the Board in the proxy statement for the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) and will recommend and solicit proxies for the election of the New Directors at the 2019 Annual Meeting. If, prior to the Expiration Date (as defined below), a New Director resigns, refuses or is unable to serve or fulfill his or her duties as director, then, subject to certain conditions, each of the Company and Blackwells shall use its commercially reasonable efforts to mutually agree as soon as reasonably practicable on a replacement director who qualifies as independent and otherwise satisfies the Company’s corporate governance guidelines with respect to director nominations.

Under the Cooperation Agreement, at the 2019 Annual Meeting (and any adjournments or postponements thereof), Blackwells has agreed to vote, or cause to be voted, all of the Company’s common stock beneficially owned by Blackwells or its controlling or controlled affiliates in favor of the election of all the director nominees recommended for election by the Board and otherwise in accordance with the Board’s recommendation on all other proposals, subject to certain limited exceptions.

In addition, in accordance with the Cooperation Agreement, the Company formed a Strategic Asset Review Committee of the Board, comprised solely of independent directors, to review, evaluate and make recommendations to the Board on issues relating to the Company’s assets and business configuration (the “Strategic Asset Review Committee”). The Strategic Asset Review Committee’s responsibilities include, among other things: (i) conducting a comprehensive review and evaluation of all of the Company’s assets, businesses and business configuration; (ii) assisting and advising on a long-term plan to optimize the Company’s assets, businesses, and business configuration; (iii) providing the Board with periodic updates summarizing its progress to date; and (iv) from time to time as it determines appropriate, making recommendations to the Board regarding actions to be considered in furtherance of the Strategic Asset Review Committee’s purpose. The Strategic Asset Review Committee may hire additional advisors, as necessary, to assist in its review. The members of the Strategic Asset Review Committee are Douglas Crocker II, Nancy A. Curtin, Justin Metz, Mr. Mikulich and Mr. Hatkoff.

Pursuant to the Cooperation Agreement, Blackwells is subject to certain standstill provisions (the “Standstill Provisions”) that prohibit Blackwells and its affiliates and associates from, among other things, (i) engaging in any “solicitation” (as such term is defined under the Securities Exchange Act of 1934, as amended and the rules promulgated thereunder (the “Exchange Act”)) of proxies or consents with respect to the election or removal of directors or any other matter or proposal or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents; (ii) knowingly encouraging, advising, or knowingly influencing any third party or knowingly assisting any third party in so knowingly encouraging, advising, or knowingly influencing any third party with respect to the giving or withholding of any proxy, consent or other authority to vote (other than such encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter); (iii) forming, joining or acting in concert with any partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, with any entity or person unaffiliated with Blackwells and with respect to any voting securities of the Company; (iv) making or in any way participating, directly or indirectly, in any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale of a division, sale of substantially all assets, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company or any of its subsidiaries or its or their securities or assets (each, an “Extraordinary Transaction”) (it being understood that the foregoing shall not restrict Blackwells or any of its affiliates or associates from tendering (or failing to tender) shares, receiving payment or other consideration for shares, voting its shares “for” or “against” any Extraordinary Transaction, or otherwise participating in any such transaction on the same basis as other stockholders of the Company, or from participating in any such transaction that has been approved by the Board); (v) (a) seeking, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommending the nomination of, any candidate to the Board (except as otherwise permitted in the Cooperation Agreement), (b) seeking, alone or in concert with others, or knowingly encouraging any person to seek, the removal of any member of the Board, (c) requesting that, or knowingly encouraging any person to request that, the Company call any meeting of the Company’s stockholders, (d) presenting any matter at any meeting of the Company’s stockholders, or (e) conducting, or knowingly encouraging any person to conduct, a referendum of the Company’s stockholders; provided, however, that nothing in the Cooperation Agreement prevents Blackwells or its affiliates or associates from taking actions in furtherance of identifying director candidates in connection with the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) so long as such actions do not create a public disclosure obligation for Blackwells or the Company and are undertaken on a basis reasonably designed to be confidential and in accordance in all material respects with Blackwells’ normal practices in similar circumstances; (vi) making or being the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise); (vii) making any request for stock list materials or other books and records of the Company under the Maryland General Corporation Law or other statutory or regulatory provisions providing for stockholder access to books and records; (vii) except as set forth in the Cooperation Agreement, making any public proposal with respect to (a) any change in the number or term of directors or the filling of any vacancies on the Board, (b) any material change in the capitalization of the Company, (c) any other material change in the Company’s management, business or corporate structure, or (d) any waiver, amendment or modification to the Company’s Charter or Bylaws; (ix) entering into any negotiations, agreements or understandings with any third party to take any action that Blackwells is prohibited from taking pursuant to the Cooperation Agreement; (xi) making, directly or indirectly, any proposal, either alone or in concert with others, to the Company or the Board that would reasonably be expected to require a public announcement inconsistent with the provisions of the Cooperation Agreement; or (xii) making any public request or submit any public proposal, directly or indirectly, to amend or waive the terms of the Cooperation Agreement, in each case which would reasonably be expected to require a public announcement of such request or proposal; in each case, subject to certain limited exceptions. The Standstill Provisions terminate automatically upon the earliest of the Expiration Date and certain other events as set forth in the Cooperation Agreement (the “Restricted Period”).

Pursuant to the Cooperation Agreement, each of the parties has agreed to mutual non-disparagement obligations during the Restricted Period.

The “Expiration Date” means the earlier of (i) the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2020 Annual Meeting and (ii) one year from the date of the Cooperation Agreement.

The Cooperation Agreement terminates on the Expiration Date.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on February 11, 2019, the Company appointed each of Mr. Mikulich and Mr. Hatkoff to serve as members of the Board in accordance with the terms of the Cooperation Agreement, as described in Item 1.01 of this Current Report on Form 8-K. Following these appointments, the size of the Board is eleven (11) directors.

Other than as described in Item 1.01 hereof, there are no arrangements or understandings between each of Mr. Mikulich and Mr. Hatkoff and any other person pursuant to which either Mr. Mikulich or Mr. Hatkoff was appointed as a director.

Mr. Mikulich, age 66, is, and has been for over 10 years, the Managing Partner of Ridgeline Capital Group, LLC, a private real estate investment and consulting company. Mr. Mikulich has significant experience in the real estate industry, having served on the boards of directors of a number of public and private real estate companies, including Altus Group, Ltd., Campus Crest Communities, Inc. and Interstate Hotels & Resorts Inc., and previously served as the Head of North American Real Estate at Apollo Global Management and the Head of the Real Estate Private Equity Group at Lehman Brothers.

Mr. Hatkoff, age 64, was a founder and managing partner of Victor Capital Group, L.P. until its acquisition by Capital Trust Group. Mr. Hatkoff has an extensive real estate and capital markets background and has significant experience in addition to his service at Victor Capital Group, including previously serving as the Co-Head of the Real Estate Investment Banking Unit of Chemical Bank, Vice Chairman and director of Capital Trust, and a director of Taubman Centers. He currently serves as a director of SL Green Realty Corp. and as an adjunct professor at Columbia Business School.

In accordance with the Company’s non-employee director compensation policy as described in the Company’s definitive proxy statement on Schedule 14A filed on April 3, 2018 with the Securities and Exchange Commission, each of Mr. Mikulich’s and Mr. Hatkoff’s compensation for his services as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to pro-ration to reflect the commencement date of their service on the Board. Neither Mr. Mikulich nor Mr. Hatkoff is a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Cooperation Agreement, dated as of February 10, 2019, by and among Colony Capital, Inc. and Blackwells Capital LLC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 14, 2019	COLONY CAPITAL, INC.

		By:	/s/ Darren J. Tangen
Darren J. Tangen
President